EXHIBIT 99.1

IMAGE ENTERTAINMENT SIGNS DEFINITIVE AGREEMENT TO SELL
COMPANY FOR APPROXIMATELY $132 MILLION

Stockholders to Receive $4.40 Per Share in Cash

CHATSWORTH, Calif. – March 29, 2007 – Image Entertainment, Inc. (NASDAQ: DISK), a leading independent licensee, producer and distributor of home entertainment programming in North America, announced today that it has entered into a definitive agreement with BTP Acquisition Company, LLC, an investor group led by David Bergstein, to sell Image in a transaction valued at approximately $132 million, including the assumption of a replication advance in excess of $9 million and the repayment of approximately $24 million of debt.

Under the terms of the agreement, Image stockholders will receive $4.40 per share in cash. The agreed-upon acquisition price represents a 27% premium to Image’s closing share price of $3.46 on March 29, 2007, and a 35% premium to the 30-day average price ended March 29, 2007.

Stockholders owning a total of approximately 38% of Image’s outstanding shares of common stock have agreed to vote their shares in favor of the transaction.

Completion of the transaction is subject to customary closing conditions, including regulatory review and the approval of the transaction by Image stockholders. The transaction is expected to close by July 31, 2007.

The buyer group is led by film financier and producer David Bergstein, who recently purchased U.K.-based Capitol Films, an international film distributor, and Thinkfilm, a North American film distributor.

“We are very pleased to announce a transaction that provides excellent value for our stockholders, representing a significant premium to our recent stock price and the certainty of cash,” said Martin W. Greenwald, Chairman and Chief Executive Officer of Image Entertainment. “Our Board of Directors firmly believes that this is the right transaction for our stockholders, employees and customers. The transaction allows Image to remain a viable and important force in the entertainment industry, and to continue leveraging our strong home entertainment operations.”

David Bergstein, principal of the purchasing investor group, said, “Image’s executive management team has built a first-rate company, and we are pleased to be able to provide a strong cash price to the Image stockholders and maintain Image as the leading independent home entertainment distributor.”

The Board of Directors of Image unanimously approved the merger agreement and has recommended that Image stockholders vote in favor of the transaction.

Both debt and equity financing for the transaction are committed by Mr. Bergstein and his investor group and by D.B. Zwirn & Co., a global merchant capital provider and alternative investment fund.

Lazard acted as financial advisor to Image and Manatt, Phelps & Phillips, LLP acted as legal advisor to Image in connection with the transaction. In addition, Raymond James & Associates, Inc. provided a fairness opinion to the Board of Directors of Image in connection with the transaction.

The investor group was advised by Barnes Morris Klein Mark Yorn Barnes & Levine and Bingham McCutchen LLP.

About Image Entertainment

Image Entertainment, Inc. is a leading independent licensee, producer and distributor of home entertainment programming in North America, with over 3,000 exclusive DVD titles and approximately 200 exclusive CD titles in domestic release and approximately 300 programs internationally via sublicense agreements. For many of its titles, the Company has exclusive audio and broadcast rights and, through its subsidiary Egami Media, Inc., has digital download rights to more than 1,500 video programs and over 150 audio programs containing more than 2,500 tracks. The Company is headquartered in Chatsworth, California, and has a domestic distribution facility in Las Vegas, Nevada. For more information about Image Entertainment, Inc., please go to www.image-entertainment.com.

About Investor Group

BTP Acquisition Company, LLC is a David Bergstein affiliate. Film financier and producer Mr. Bergstein, together with his partners, purchased U.K.-based Capitol Films in 2005 and North American distributor Thinkfilm in 2006, which collectively distribute hundreds of film and television titles worldwide.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to, among other things, our goals, plans and projections regarding our financial position, results of operations, market position, product development and business strategy. These statements may be identified by the use of words such as “will,” “may,” “estimate,” “expect,” “intend,” “plan,” “believe,” and other terms of similar meaning in connection with any discussion of future operating or financial performance. All forward-looking statements are based on management’s current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations.

These factors include, among other things, our inability to raise additional working capital, changes in debt and equity markets, increased competitive pressures, changes in our business plan, and changes in the retail DVD and entertainment industries. For further details and a discussion of these and other risks and uncertainties, see “Forward-Looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K, and our most recent Quarterly Report on Form 10-Q. In addition, we may not be able to complete the proposed transaction on the proposed terms or other acceptable terms, or at all, due to a number of factors, including (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that have been or may be instituted against Image Entertainment and others following announcement of the proposal or the merger agreement; (3) the inability to complete the merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to the completion of the merger, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the receipt of other required regulatory approvals; (4) the failure to obtain the necessary financing provided for in commitment letters received prior to execution of the definitive agreement; (5) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (6) the ability to recognize the benefits of the merger; (7) the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the merger; and (8) the impact of the substantial indebtedness incurred to finance the consummation of the merger. Many of the factors that will determine the outcome of the subject matter of this press release are beyond Image Entertainment’s ability to control or predict.

Unless otherwise required by law, we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Important Legal Information

In connection with the proposed transaction, Image Entertainment, Inc. will file a proxy statement with the Securities and Exchange Commission. Before making any voting or investment decision, investors and security holders of Image Entertainment are urged to carefully read the entire proxy statement, when it becomes available, and any other relevant documents filed with the Securities and Exchange Commission, as well as any amendments or supplements to those documents, because they will contain important information about the proposed transaction. A definitive proxy statement will be sent to the stockholders of Image Entertainment in connection with the proposed transaction. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Image Entertainment at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from Image Entertainment by directing such request to Image Entertainment, Inc., 20525 Nordhoff Street, Suite 200, Chatsworth, CA 91311, Attention: Dennis Hohn Cho, Corporate Secretary, telephone: (818) 407-9100.

Image Entertainment, its directors, executive officers and other members of its management, employees, and certain other persons may be deemed to be participants in the solicitation of proxies from Image Entertainment stockholders in connection with the proposed transaction. Information about the interests of Image Entertainment’s participants in the solicitation is set forth in Image Entertainment’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the transaction when it becomes available.

CONTACT:

Image Entertainment Contact:
Jeff Framer, 818-407-9100 ext. 299
jframer@image-entertainment.com

Press Contact:
THE HONIG COMPANY, INC.
Steve Honig, 818-986-4300
press@honigcompany.com

BTP Acquisition Company Contact:
Susan H. Tregub, 310-286-7200
stregub@stpclaw.com
10100 Santa Monica Blvd., Suite 1250
Los Angeles, CA 90067